Exhibit 1.5

CLIFFORD CHANCE US LLP

May 22, 2015

COLONY CAPITAL, INC.

AS COMPANY,

COLONY CAPITAL OPERATING COMPANY, LLC,

AS OPERATING PARTNERSHIP

AND

KEEFE, BRUYETTE & WOODS, INC.

AS AGENT

EQUITY DISTRIBUTION AGREEMENT

COLONY CAPITAL, INC.

$300,000,000 of Class A Common Stock

($0.01 par value)

EQUITY DISTRIBUTION AGREEMENT

May 22, 2015

KEEFE, BRUYETTE & WOODS, INC.

787 Seventh Ave., 4th Floor

New York, New York 10019

Ladies and Gentlemen:

COLONY CAPITAL, INC., a corporation organized under the laws of Maryland (the “Company”), and COLONY CAPITAL OPERATING COMPANY, LLC, a limited liability company formed under the laws of the state of Delaware (the “Operating Partnership”), each confirms its agreement (this “Agreement”) with Keefe, Bruyette & Woods, Inc. (the “Agent”) as follows:

1. Description of Shares. The Company proposes to issue and sell through or to the Agent, as sales agent and/or principal, shares of the Company’s Class A common stock, par value $0.01 per share (the “Shares”), having an aggregate sale price of up to $300,000,000 (the “Maximum Amount”) of the Company’s Class A common stock, $0.01 par value (“Common Stock”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Shares through the Agent, the Company hereby appoints the Agent as an agent of the Company for the purpose of soliciting purchases of the Shares from the Company pursuant to this Agreement and the Agent agrees to use its reasonable efforts to solicit purchases of the Shares on the terms and subject to the conditions stated herein. The Company agrees that whenever it determines to sell the Shares directly to the Agent as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 18 hereof.

The Company has also entered into separate equity distribution agreements with respect to the Shares (each an “Alternative Equity Distribution Agreement” and collectively, the “Alternative Equity Distribution Agreements”), dated as of even date herewith, with J.P. Morgan Securities LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Morgan Stanley & Co. LLC and RBC Capital Markets, LLC (each an “Alternative Agent” and collectively, the “Alternative Agents”).

2. Representations and Warranties.

(a) Representations and Warranties of the Company and the Operating Partnership. Each of the Company and the Operating Partnership jointly and severally represents and warrants to, and agrees with, the Agent at the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

i. Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (File Number 333-203202) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Shares. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, became effective upon filing. The Company shall file promptly after the Execution Time with the Commission the Prospectus Supplement relating to the Shares in accordance with Rule 424(b). As filed, the Prospectus shall contain in all material respects all information required by the Act, and, except to the extent the Agent shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Agent prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement, the Prospectus or any Permitted Free Writing Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement , any Interim Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement or the Company is not a Well-Known Seasoned Issuer or otherwise is unable to make the representations set forth in Section 2(xxxix) at any time when such representations are required, the Company shall file a new registration statement with respect to any additional shares of Common Stock necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

On each Effective Date, at the Execution Time, and at each Applicable Time, at each Settlement Date (defined below), and at each Representation Date, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) the information contained in or omitted from the Registration Statement or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Agent specifically for inclusion in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or (ii) that part of the Registration Statement (including any new registration statement filed pursuant to this Section 2(a)(i)) which constitutes the Statement of Eligibility on Form T-1 of the trustee under the Trust Indenture Act.

At the Execution Time, at each Applicable Time and at each Settlement Date, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Agent specifically for use therein.

ii. Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the Disclosure Package and the Prospectus are independent public accountants as required by the Act, the Exchange Act and the Public Accounting Oversight Board.

iii. Financial Statements; Non-GAAP Financial Measures. The financial statements of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, including the financial statements of CAH Operating Partnership, L.P. filed by the Company with the Commission on March 31, 2015 on Form 10-K/A, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated Subsidiaries (as defined below) at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated Subsidiaries, if any, for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved and the supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. The pro forma financial statements of the Company and the related notes thereto included in the Registration Statement, the Disclosure Package and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate in all material respects to give effect to the transactions and circumstances referred to therein. No other financial statements (or schedules) are required by the Act or the Exchange Act to be included in the Registration Statement, the Prospectus or the Disclosure Package. All disclosures contained in the Registration Statement, the Disclosure Package or the Prospectus, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable.

iv. No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise) or in the earnings, business affairs, properties, assets or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the Common Stock and Class B Common Stock and dividends on the Company’s 8.50% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series A Preferred Stock”), dividends on the Company’s 7.50% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series B Preferred Stock”) and dividends on the Company’s 7.125% Series C Cumulative Redeemable Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

v. Good Standing of the Company. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and has full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

vi. Good Standing of Subsidiaries. Each “significant subsidiary” (as defined in Rule 1-02 of Regulation S-X) of the Company (each a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) and each of the Colony Funds (as defined below) has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and is duly qualified as a foreign entity to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The only direct and indirect subsidiaries (as defined in Rule 1-02 of Regulation S-X) of the Company (each a “Subsidiary” and collectively, the “Subsidiaries”) are (a) the Subsidiaries listed on Exhibit 21.1 to the Company’s Annual Report on Form 10-K filed on February 27, 2015 as amended by the Company’s Annual Report on Form 10-K/A filed on March 31, 2015, (b) the Operating Partnership and Colony Capital OP Subsidiary, LLC, a Delaware limited liability company (“CC OP Sub”), (c) the Colony Funds and (d) certain other Subsidiaries which, considered in the aggregate as a single subsidiary, do not constitute a Significant Subsidiary. “Colony Funds” means, collectively, all Funds (as defined below) for which the Company or any of its subsidiaries acts as a general partner or managing member (or in a similar capacity). “Fund” means any collective investment vehicle (whether open-ended or closed-ended) in which investors unaffiliated with the general partner or managing member (i) make capital contributions and (ii) pay management fees and/or are subject to a “carried interest” (or other similar profits allocations).

vii. Operating Partnership Agreement. The Company is the sole managing member of the Operating Partnership. The Second Amended and Restated Limited Liability Company Agreement of the Operating Partnership (the “Operating Partnership Agreement”) is in full force and effect, and the aggregate percentage interest of the Company is as disclosed in the Registration Statement, the Prospectus and the Disclosure Package.

viii. Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement, the Disclosure Package and the Prospectus (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or the non-executive director stock plan or the equity incentive plan referred to in the Registration Statement, the Disclosure Package and the Prospectus, pursuant to the exercise of convertible securities or options referred to in the Registration Statement, the Disclosure Package and the Prospectus, or pursuant to unregistered issuances not required to be disclosed pursuant to the Act or the Exchange Act). The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. The issued and outstanding equity interests of Colony Financial Holdings, LLC (formerly Colony Financial QRS, LLC) (the “TRS”) have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding equity interests of the TRS was issued in violation of the preemptive or other similar rights of any securityholder of the TRS.

ix. Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

x. Authorization and Description of the Shares. The Shares to be sold by the Company pursuant to this Agreement and any Alternative Equity Distribution Agreement have been duly and validly authorized; all outstanding shares of capital stock of the Company are, and when the Shares have been issued and delivered in accordance with this Agreement or any Alternative Equity Distribution Agreement against payment of the consideration set forth herein and therein, such Shares will have been, duly and validly issued, fully paid and non-assessable and free and clear of all liens. The terms of the Shares will conform in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus. The form of the certificates used to evidence the Shares is in due and proper form and complies with all applicable legal requirements, the requirements of the Company’s Articles of Amendment and Restatement, the requirements of the New York Stock Exchange (“NYSE”) and are in substantially the form filed as an exhibit to the Registration Statement. The issuance of the Shares is not subject to any preemptive or other similar rights of any securityholder of the Company and no holder of the Shares will be subject to personal liability by reason of being such a holder.

xi. Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its Organizational Documents (as defined below) or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject, including the Contribution Transaction Agreements (as defined below) (collectively, “Agreements and Instruments”), except for such violations or defaults that would not result in a Material Adverse Effect; and the execution and delivery of this Agreement and the performance of the Transaction Agreements, and the consummation of the transactions contemplated herein and therein and in the Registration Statement (including the issuance and sale of the Shares by the Company) and compliance by the Company and the Operating Partnership with their obligations hereunder and thereunder, as applicable, has been duly authorized by all necessary corporate action and does not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of (i) the provisions of the Organizational Documents of the Company, (ii) the provisions of the Organizational Documents of the Subsidiaries or (iii) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations, except in the case of clauses (ii) and (iii) only, for any such violation that would not result in a Material Adverse Effect. As used herein, “Organizational Documents” means (a) in the case of a corporation, its charter and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries. As used herein, “Contribution Transaction Agreements” means collectively (A) the Contribution Agreement, dated December 23, 2014, by and among the Company, the Operating Partnership, Colony Capital, LLC (“CC”), Colony Capital Holdings, LLC (“CC Holdings”), CC OP Sub, CCH Management Partners I, LLC (“CCH”), FHB Holding LLC (“FHB”) and Richard Saltzman (“Saltzman”), (B) the CFI Pre-Closing Contribution Agreement, dated March 23, 2015, by and between the Company and the Operating Partnership, (C) the Colony Capital Pre-Closing Contribution Agreement dated April 2, 2015, by and between CC and CC OP Sub, (D) Colony Capital Holdings Pre-Closing Contribution Agreement dated April 2, 2015, by and between CC Holdings and CC OP Sub, (E) CCH Management Partners I Pre-Closing Contribution Agreement dated April 2, 2015, by and between CCH and CC OP Sub (F) FHB Holding Closing Contribution Agreement dated April 2, 2015, by and between FBH and the Operating Partnership and (G) Richard Saltzman Closing Contribution Agreement dated April 2, 2015, by and between Saltzman and the Operating Partnership.

xii. Absence of Labor Dispute. No labor dispute exists involving any employee of the Company or its Subsidiaries nor, to the knowledge of the Company, is any labor dispute imminent, which, in either case, would result in a Material Adverse Effect.

xiii. Absence of Proceedings. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its Subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would, if determined adversely to the Company, or any Subsidiary, result in a Material Adverse Effect, or would materially and adversely affect the properties or assets of the Company or any Subsidiary or the consummation of the transactions contemplated in this Agreement, or the performance by the Company and the Operating Partnership of their obligations hereunder.

xiv. Accurate Disclosure. The statements in the Registration Statement, the Disclosure Package and the Prospectus under the headings “Business—Operating and Regulatory Structure,” “Certain Provisions of Maryland Law and Our Charter and Bylaws,” “Description of Common Stock,” “Description of Preferred Stock,” “Restrictions on Ownership and Transfer,” “U.S. Federal Income Tax Considerations” and “Plan of Distribution,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

xv. Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described or filed as required.

xvi. No Finder’s Fee. Except for the discounts and commissions payable by the Company to the Agent or any Alternative Agent in connection with the offering of the Shares contemplated herein or in any Alternative Equity Distribution Agreement or as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Shares contemplated hereby or thereby.

xvii. Possession of Intellectual Property. The Company and its Subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to conduct the business operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

xviii. Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations under this Agreement, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement except (i) such as have been already obtained or as may be required under the Act or state securities laws and (ii) such as may be required by the NYSE.

xix. Absence of Manipulation. None of the Company, the Operating Partnership or any of its affiliates has taken, or will take, directly or indirectly, any action designed to or that has constituted or that would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

xx. Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the

Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

xxi. Title to Property. The Company and its Subsidiaries have good and marketable title to all real property, if any, owned by the Company and its Subsidiaries and good title to all other properties, if any, owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except (a) such as are described in the Registration Statement, the Disclosure Package and the Prospectus or (b) where the absence thereof would not, singly or in the aggregate, result in a Material Adverse Effect; and all of the leases and subleases of real property, if any, material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Registration Statement, the Disclosure Package and the Prospectus, are in full force and effect, with such exceptions as would not, singly or in the aggregate, result in a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its Subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or any of its Subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease, except as would not, singly or in the aggregate, result in a Material Adverse Effect.

xxii. Investment Company Act. The Company is not required, and upon the issuance and sale of the Shares to be purchased by the Agent from the Company as herein contemplated and the application of the net proceeds therefrom as described in the Registration Statement, the Disclosure Package and the Prospectus, will not be required, to register as an “investment company” under the Investment Company Act of 1940, as amended (the “1940 Act”).

xxiii. Environmental Laws. Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

xxiv. Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered for sale by the Company under the Act other than (a) those rights that have been disclosed in the Registration Statement, the Disclosure Package and the Prospectus and (b) those that have been disclosed in the Registration Statement, the Disclosure Package and the Prospectus and have been waived.

xxv. Exchange Act Reporting. The Company has been subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, and has timely filed all reports with the Commission on EDGAR since January 1, 2014. At the time such reports were filed, they complied in all material respects with the requirements of the Act and the Exchange Act and did not contain any untrue statement of material fact or omit to state a material fact required to be state therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

xxvi. Accounting Controls and Disclosure Controls. The Company and each of its Subsidiaries maintains effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the Disclosure Package and the Prospectus, since the Company’s inception, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company has established “disclosure controls and procedures” (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

xxvii. Compliance with the Sarbanes-Oxley Act. The Company is in compliance in all material respects with all provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof (the “Sarbanes-Oxley Act”).

xxviii. Payment of Taxes. All material United States federal income tax returns of the Company and its Subsidiaries required by law to be filed have been filed in a timely manner and all such tax returns are correct and complete in all material respects and all taxes shown by such returns or otherwise due and payable, have been paid, except taxes and assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its Subsidiaries have filed in a timely manner all tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, and all such tax returns are correct and complete in all material respects, except insofar as the failure to file such returns would not result in a Material Adverse Effect, and has paid all material taxes due, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

xxix. Insurance. The Company and its Subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as are customary in the business in which it is engaged, and all such insurance is in full force and effect. The Company has no reason to believe that it or any of its Subsidiaries will not be able to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries has been denied any insurance coverage which it has sought or for which it has applied.

xxx. Statistical and Market-Related Data. Any statistical and market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

xxxi. Foreign Corrupt Practices Act. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA. To the knowledge of the Company, neither the Company nor any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries has (i) violated or is in violation of any provision of any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or (ii) committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws. The Company and its Subsidiaries have instituted and maintain, and will continue to maintain, policies prohibiting bribery and corruption.

xxxii. Money Laundering Laws. The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

xxxiii. OFAC. Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its Subsidiaries is currently the subject or target of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) the United Nations Security Council (“UNSC”), the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any of its Subsidiaries, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC. For the past three years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person, country or territory that at the time of the dealing or transaction was known by the Company or such Subsidiaries to be the subject or the target of Sanctions.

xxxiv. Prior Sales of Common Stock. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any shares of Common Stock or any shares of the Company’s Class B common stock, $0.01 par value (“Class B Common Stock”).

xxxv. Real Estate Investment Trust. Commencing with its taxable year ended December 31, 2009, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Code, and the Company’s current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. All statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and proposed method of operation set forth in the Registration Statement, the Disclosure Package and the Prospectus are true, complete and correct in all material respects.

xxxvi. Operating Partnership. The Operating Partnership has, at all times, been treated as other than an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes and will continue to be so treated.

xxxvii. No Equity Awards. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company has not granted to any person or entity, a stock option or other equity-based award to purchase shares of Common Stock or Class B Common Stock, pursuant to an equity-based compensation plan or otherwise.

xxxviii. Absence of Certain Relationships. No relationship, direct or indirect, exists between or among the Company, on the one hand, and the directors, officers or stockholders of the Company, on the other hand, which is required by the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) to be described in the Registration Statement, the Disclosure Package or the Prospectus which is not so described.

xxxix. WKSI Status. (A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Shares in reliance on the exemption in Rule 163, and (D) at the Applicable Time (with such date being used as the determination date for purposes of this clause (D)), the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.

xl. Pending Proceeding. The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares.

xli. Regulation M. The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

xlii. Adviser’s Act. Each of the Company and its Subsidiaries (A) that is required to be in compliance with, or registered, licensed or qualified pursuant to, the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder (the “Advisers Act”), the Investment Company Act, and the rules and regulations promulgated thereunder, or the U.K. Financial Services and Markets Act 2000 and the rules and regulations promulgated thereunder, is in compliance with, or registered, licensed or qualified pursuant to, such laws, rules and regulations (and such registration, license or qualification is in full force and effect), to the extent applicable, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus or where the failure to be in such compliance or so registered, licensed or qualified would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (B) that is required to be registered, licensed or qualified as a broker-dealer or as a commodity trading advisor, a commodity pool operator or a futures commission merchant or any or all of the foregoing, as applicable, is so registered, licensed or qualified in each jurisdiction where the conduct of its business requires such registration, license or qualification (and such registration, license or qualification is in full force and effect), and is in compliance with all applicable laws requiring any such registration, licensing or qualification, except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus or where the failure to be so registered, licensed, qualified or in compliance would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

xliii. Colony Funds Compliance with Securities Laws. To the knowledge of the Company and the Operating Partnership, the offering, sale, issuance and distribution of securities by the Colony Funds have been made in compliance with the Act and the securities laws of any state or foreign jurisdiction applicable with respect thereto.

xliv. Colony Funds Limitation of Liability. To the knowledge of the Company and the Operating Partnership, none of the Company’s subsidiaries (including the Operating Partnership) which act as a general partner or managing member (or in a similar capacity) or as an investment adviser or investment manager of any Colony Fund has performed any act or otherwise engaged in any conduct that would prevent such subsidiary from benefiting from any exculpation clause or other limitation of liability available to it under the terms of the management agreement or advisory agreement, as applicable, between such subsidiary and Colony Fund except, in each case, as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b) Officer’s Certificates. Any certificate signed by any officer of the Company or the Operating Partnership delivered to the Agent or to counsel for the Agent shall be deemed a representation and warranty by the Company or the Operating Partnership, as applicable, to the Agent as to the matters covered thereby.

3. Sale and Delivery of Shares.

(a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell Shares from time to time through the Agent, acting as sales agent, and the Agent agrees to use its reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms.

i. The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Agent on any day that (A) is a trading day for the NYSE (other than a day on which the NYSE is scheduled to close prior to its regular weekday closing time), (B) the Company has instructed the Agent by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Company has satisfied its obligations under Section 6 of this Agreement. The Company will designate the maximum amount of the Shares to be sold by the Agent daily as previously agreed to in writing or electronic transmission by the Agent (in any event not in excess of (i) the amount available for issuance under the Prospectus and the currently effective Registration Statement less (ii) any amounts already issued and sold pursuant to this Agreement and the Alternative Equity Distribution Agreements) and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions hereof, the Agent shall use its commercially reasonable efforts to sell on a particular day, consistent with its normal trading practices, all of the Shares designated for the sale by the Company on such day.

The gross sales price of the Shares sold under this Section 3(a) shall be the market price for shares of the Company’s Common Stock sold by the Agent under this Section 3(a) at the time of sale of such Shares (but in no event shall such gross sales price be less than the minimum price per Share designated by the Company at which such Shares may be sold).

ii. The Company acknowledges and agrees that (A) there can be no assurance that the Agent will be successful in selling the Shares, (B) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement, and (C) the Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Agent and the Company.

iii. The Company shall not authorize the issuance and sale of, and the Agent shall not be obligated to use its reasonable efforts to sell, any Share at a price lower than the minimum price therefor designated from time to time by the Company’s Board of Directors (the “Board”), or a duly authorized committee thereof, and notified to the Agent in writing. The Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Shares for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

iv. The Agent hereby covenants and agrees not to make any sales of the Shares on behalf of the Company pursuant to this Section 3(a), other than (A) (1) by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus in accordance with Rule 153 under the Act (such transactions are hereinafter referred to as “Continuous Offerings”), (2) to or through a market maker, or (3) directly on or through any other national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, an electronic communication network or any similar market venue and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Agent pursuant to a Terms Agreement.

v. The compensation to the Agent for sales of the Shares with respect to which the Agent acts as sales agent under this Agreement shall be at a mutually agreed rate, not to exceed 2.0% of the gross sales price of the Shares sold pursuant to this Section 3(a) and payable as described in the succeeding subsection (vi) below. The foregoing rate of compensation shall not apply when the Agent acts as principal, in which case the Company may sell Shares to the Agent as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds, after further deduction for any transaction fees imposed on the Agent by any governmental or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

vi. The Agent shall provide written confirmation (which may be by facsimile or electronic mail) to the Company promptly following the close of trading on the NYSE each day in which the Shares are sold under this Section 3(a) setting forth the number of the Shares sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Company, and the compensation payable by the Company to the Agent with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from the Agent to the Company, with payment to be made by the Company promptly after its receipt thereof.

vii. Settlement for sales of the Shares pursuant to this Section 3(a) will occur on the third Business Day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Agent for settlement on such date shall be issued and delivered by the Company to the Agent against payment of the Net Proceeds for the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares to the Agent’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Company. If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Agent any commission to which it would otherwise be entitled absent such default. If the Agent breaches this Agreement by failing to deliver the Net Proceeds to the Company on any Settlement Date for the Shares delivered by the Company, the Agent will pay the Company interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to the Agent.

viii. At each Applicable Time, Settlement Date, Representation Date (as defined in Section 4(k)) and Filing Date (as defined in Section 4(a)), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date. Any obligation of the Agent to use its commercially reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b) If the Company wishes to issue and sell the Shares pursuant to this Agreement and the Alternative Equity Distribution Agreements but other than as set forth in Section 3(a) of this Agreement (each, a “Placement”), it will notify the Agent of the proposed terms of such Placement. If the Agent, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company wishes to accept amended terms, the Agent and the Company will enter into a Terms Agreement, in substantially the form of Annex I hereto, setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Company or the Agent unless and until the Company and the Agent have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c) Each sale of the Shares to the Agent shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, the Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Agent. The commitment of the Agent to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by the Agent pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Agent in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by the Agent.

(d) Under no circumstances shall the aggregate value of the Shares sold pursuant to this Agreement, the Alternative Equity Distribution Agreements and any Terms Agreement exceed (i) the Maximum Amount, (ii) the number of shares of the Common Stock available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement by the Board, or a duly authorized committee thereof, and notified to the Agent in writing.

(e) Except pursuant to a reoffer of Shares as described in Section 3(c) hereof, the Company agrees that any offer to sell Shares, any solicitation of an offer to buy Shares, or any sales of Shares shall only be effected by or through only one of the Agent or an Alternative Agent on any single given day, but in no event by more than one, and the Company shall in no event request that the Agent and any of the Alternative Agents sell Shares on the same day; provided, however, that (a) the foregoing limitation shall not apply to (i) the exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (ii) sales solely to employees or security holders of the Company or its subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, and (b) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement or an Alternative Equity Distribution Agreement.

(f) If either the Company or the Agent has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(g) Notwithstanding any other provision of this Agreement, the Company shall not offer, sell or deliver, or request the offer or sale of, any Shares and, by notice to the Agent given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for the offer or sale of any Shares, and the Agent shall not be obligated to offer or sell any Shares, (i) during any period in which the Company is, or could be deemed to be, in possession of material non-public information, or (ii) except as provided in Section 3(h) below, at any time during the period commencing on the seventh Business Day prior to the date (each, an “Announcement

Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is 24 hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(h) If the Company wishes to offer, sell or deliver Shares at any time during the period from and including an Announcement Date through and including the time that is 24 hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Agent (with a copy to counsel to the Agent) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agent, and obtain the consent of the Agent to the filing thereof (such consent not to be unreasonably withheld), (ii) provide the Agent with the officers’ certificate, accountants’ letter and opinions and letters of counsel called for by Sections 4(k), (l), (m) and (n) hereof; respectively, (iii) afford the Agent the opportunity to conduct a due diligence review in accordance with Section 4(o) hereof and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (iii) of Section 3(g) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is 24 hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is 24 hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate, accountants’ letter and opinions and letters of counsel pursuant to this Section 3(h) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and letters as provided in Section 4 hereof and (B) this Section 3(h) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii) of Section 3(g), which shall have independent application.

4. Agreements. The Company agrees with the Agent that:

(a) During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement or any Interim Prospectus Supplement) to the Base Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished to the Agent a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Agent reasonably objects. The Company shall properly complete the Prospectus, in a form approved by the Agent, and shall file such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) promptly following the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Agent, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) (each and every filing under Rule 424(b), a “Filing Date”) within the time period prescribed thereby and will provide evidence satisfactory to the Agent of such timely filing. The Company will promptly advise the Agent (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Agent so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Agent in such quantities as the Agent may reasonably request.

(c) During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Agent of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Agent in such quantities as the Agent may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Agent an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Agent and counsel for the Agent, without charge, conformed electronic copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Agent or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Agent may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f) The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Agent may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(g) The Company agrees that, unless it has or shall have obtained the prior written consent of the Agent, and the Agent agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Agent or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h) During the period on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the Act with respect to any of the foregoing; or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise without (i) giving the Agent at least three Business Days’ prior written notice, or such shorter period mutually agreed upon between the Company and the Agent, specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Agent suspending acting under this Agreement for such period of time requested by the Company or as deemed appropriate by the Agent in light of the proposed transaction; provided, however, that the foregoing restriction shall not apply to issuances or sales (i) pursuant to this Agreement, the Alternative Equity Distribution Agreements or any Terms Agreement or (ii) the issuance by the Company of shares of Common Stock in connection with acquisitions of additional assets; provided, however, that with respect to (ii), (1) the aggregate number of shares of Common Stock issued in connection with such acquisitions shall be no more than 15% of the Company’s outstanding shares of Common Stock immediately after the offering contemplated by this Agreement and (2) any shares of Common Stock issued in connection with such acquisitions shall be subject to the restrictions set forth in this Section 4(h).

(i) The Company and the Operating Partnership will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Shares.

(j) The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Agent immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Agent pursuant to Section 6 herein.

(k) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than (A) an Interim Prospectus Supplement filed pursuant to Rule 424(b) pursuant to Section 4(a) of this Agreement, (B) a prospectus supplement relating solely to the offering of securities other than the Shares, (C) the filing with the Commission of any Current Report on Form 8-K that contains financial information that is not incorporated by reference into the Prospectus (including an earnings release to “furnish” information pursuant to Item 2.02 or 7.01 of Form 8-K) or (D) except as provided in clauses (ii) and (iv) of this Section 4(k), the filing with the Commission of any document incorporated by reference into the Prospectus), (ii) there is filed with the Commission any Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Current Report on Form 8-K that contains financial information that is filed, and any amendments thereto, which are incorporated by reference into the Prospectus, (iii) the Shares are delivered to the Agent as principal at the Time of Delivery pursuant to a Terms Agreement, or (iv) otherwise as the Agent may reasonably request and upon reasonable advance notice to the Company (such commencement or recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Agent forthwith a certificate dated and delivered on a date that is no later than three Business Days following the applicable Representation Date (except in the case of the commencement or recommencement of the offering of Shares under this Agreement, in which case such certificate shall be dated and delivered on the date of such commencement or recommencement), as the case may be, in form reasonably satisfactory to the Agent to the effect that the statements contained in the certificate referred to in each of Sections 6(d) and 6(e) of this Agreement which were last furnished to the Agent are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Sections 6(d) and 6(e), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. The requirement to provide the certificates under this Section 4(k) shall be waived for any Representation Date occurring at a time at which no instruction to the Agent to sell Shares pursuant to Section 3 has been delivered by the Company or is pending, which waiver shall continue until the date the Company instructs the Agent to sell Shares pursuant to Section 3 (such date shall be considered a Representation Date).

(l) At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Agent and to counsel to the Agent a written opinion of Hogan Lovells LLP, counsel to the Company and the Operating Partnership (“Company Counsel”), or other counsel satisfactory to the Agent, dated and delivered on a date that is no later than three Business Days following the applicable Representation Date (except in the case of the commencement or recommencement of the offering of Shares under this Agreement, in which case such opinion shall be dated and delivered on the date of such commencement or recommencement), as the case may be, in form and substance reasonably satisfactory to the Agent, of the same tenor as the opinions referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. The requirement to provide an opinion under this Section 4(l) shall be waived for any Representation Date occurring at a time at which no instruction to the Agent to sell Shares pursuant to Section 3 has been delivered by the Company or is pending, which waiver shall continue until the date the Company instructs the Agent to sell Shares pursuant to Section 3 (such date shall be considered a Representation Date).

(m) At each Representation Date, Clifford Chance US LLP, counsel to the Agent, shall deliver a written opinion, dated and delivered on a date that is no later than three Business Days following the applicable Representation Date (except in the case of the commencement or recommencement of the offering of Shares under this Agreement, in which case such opinion shall be dated and delivered on the date of such commencement or recommencement), as the case may be, in form and substance satisfactory to the Agent, of the same tenor as the opinions referred to in Section 6(c) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. The requirement to provide an opinion under this Section 4(m) shall be waived for any Representation Date occurring at a time at which no instruction to the Agent to sell Shares pursuant to Section 3 has been delivered by the Company or is pending, which waiver shall continue until the date the Company instructs the Agent to sell Shares pursuant to Section 3 (such date shall be considered a Representation Date).

(n) Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) the Shares are delivered to the Agent as principal at a Time of Delivery pursuant to a Terms Agreement, (iii) the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, (iv) at the Agent’s reasonable request and upon reasonable advance notice to the Company, or (v) there is filed with the Commission any document which contains financial information (other than an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q) incorporated by reference into the Prospectus, the Company shall cause Ernst & Young LLP (the “Accountants”), or other independent accountants satisfactory to the Agent forthwith, to furnish the Agent a letter, dated and delivered on (1) the date of commencement or recommencement, or (2) for each event set forth in clauses (i) through (iv) above, a date that is no later than three Business Days following such event, in form satisfactory to the Agent, of the same tenor as the letter referred to in Section 6(e) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. The requirement to provide a certificate under this Section 4(n) shall be waived for any Representation Date occurring at a time at which no instruction to the Agent to sell Shares pursuant to Section 3 has been delivered by the Company or is pending, which waiver shall continue until the date the Company instructs the Agent to sell Shares pursuant to Section 3 (such date shall be considered a Representation Date).

(o) Upon commencement of the offering of the Shares under this Agreement, upon the reasonable request by the Agent (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and on or around each Representation Date, the Company and the Operating Partnership will conduct a due diligence session, in form and substance reasonably satisfactory to the Agent, which shall include representatives of the management, the Accountants of the Company and the Operating Partnership. The Company and the Operating Partnership shall cooperate timely with any reasonable due diligence request from or review conducted by the Agent or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company’s agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company and the Operating Partnership, their officers and their agents, as the Agent may reasonably request. The requirement to conduct a diligence session or cooperate with other due diligence requests or reviews shall be waived for any Representation Date occurring at a time at which no instruction to the Agent to sell Shares pursuant to Section 3 has been delivered by the Company or is pending, which waiver shall continue until the date the Company instructs the Agent to sell Shares pursuant to Section 3 (such date shall be considered a Representation Date).

(p) The Company consents to the Agent trading in the Common Stock for the Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

(q) The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Shares sold through the Agent and the Alternative Agents under this Agreement and the Alternative Equity Distribution Agreements, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Shares pursuant to this Agreement and the Alternative Distribution Agreements during the relevant quarter.

(r) If to the knowledge of the Company, the conditions set forth in Section 6(a), 6(f) or 6(h) shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Agent the right to refuse to purchase and pay for such Shares.

(s) Each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Agent that the representations and warranties of the Company and the Operating Partnership contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(t) The Company shall ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, of the maximum aggregate number of Shares authorized for issuance by the Board pursuant to the terms of this Agreement. The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on the NYSE and to maintain such listing.

(u) During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(v) The Company shall cooperate with Agent and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(w) The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Prospectus.

(x) The Company agrees to disclose in its Quarterly Reports on Form 10-Q and in its Annual Report on Form 10-K the number of Shares sold through the Agent and the Alternative Agents pursuant to Section 3(a) of this Agreement and the Alternative Equity Distribution Agreements in Continuous Offerings, the Net Proceeds to the Company and the compensation paid by the Company with respect to such sales of the Shares pursuant to Section 3(a) of this Agreement and the Alternative Equity Distribution Agreements.

(y) Except as contemplated herein or in the Registration Statement, the Disclosure Package and the Prospectus, the Company and the Operating Partnership will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(z) The Company will continue to use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2015 and thereafter, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to be so qualified.

(aa) The Company will comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act that are in effect.

5. Payment of Expenses.

(a) The Company and the Operating Partnership agree to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) listing of the Shares on the NYSE; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Agent relating to such registration and qualification); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Agent relating to such filings), not to exceed $20,000; (viii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(b) If an aggregate number of Shares having at least an aggregate offering price of $25,000,000 have not been offered and sold under this Agreement together with any Alternative Equity Distribution Agreement by the one-year anniversary of this Agreement (or such earlier date on which the Company terminates this Agreement) (the “Determination Date”), the Company and the Operating Partnership shall reimburse the Agent and the Alternative Agents for all of their reasonable documented out-of-pocket expenses, including the reasonable fees, disbursements and expenses of counsel for the Agent and Alternative Agents, incurred by them in connection with the offering contemplated by this Agreement and the Alternative Equity

Distribution Agreements (collectively, “Expenses”); provided, however, that the Company and the Operating Partnership shall not be required to reimburse the Agent or any Alternative Agent pursuant to this Section 5(b) for their respective pro rata shares of the Expenses in excess of $150,000 in the aggregate. The Expenses shall be due and payable by the Company to the Agent and each Alternative Agent within five (5) Business Days of the Determination Date.

6. Conditions to the Obligations of the Agent. The obligations of the Agent under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company and the Operating Partnership contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) to the performance by the Company and the Operating Partnership of their obligations hereunder and (iii) the following additional conditions:

(a) The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Shares; each Interim Prospectus Supplement shall have been filed in the manner required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b) The Company and the Operating Partnership shall have requested and caused the Company Counsel, to furnish to the Agent, on every date specified in Section 4(l) of this Agreement, its written opinions, substantially similar to the form attached hereto as Annex II, dated as of such date and addressed to the Agent.

(c) The Agent shall have received from Clifford Chance US LLP, counsel for the Agent, on every date specified in Section 4(m) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Agent, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Agent may reasonably require, and the Company and the Operating Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d) The Company and the Operating Partnership shall have furnished or caused to be furnished to the Agent, on every date specified in Section 4(k) of this Agreement, a certificate of the Company and the Operating Partnership, signed by the chief executive officer, president or vice president of the Company and the chief financial or chief accounting officer of the Company to the effect that (i) the representations and warranties of the Company and the Operating Partnership in Section 2(a) hereof are true and correct with the same force and effect as though expressly made at and as of such date, (ii) the Company and the Operating Partnership have complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such date and (iii) no stop order suspending the effectiveness of the

Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(e) On every date specified in Section 4(k) of this Agreement, the Agent shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Agent, together with signed or reproduced copies of such letter for each of the other Alternative Agents containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(f) Since the respective dates as of which information is disclosed in the Registration Statement and the Disclosure Package, except as otherwise stated therein, there shall not have been any material adverse change in the condition (financial or otherwise) or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which is, in the sole judgment of the Agent, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Disclosure Package (exclusive of any amendment or supplement thereto).

(g) The Company shall have paid the required Commission filing fees relating to the Shares within the time period required by Rule 456(b)(1)(i) of the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Act and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(h) Between the Execution Time and the time of any sale of Shares through the Agent, there shall not have been any decrease in the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(i) FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(j) The Shares shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Agent.

(k) Prior to each Settlement Date and Time of Delivery, as applicable, the Company and the Operating Partnership shall have furnished to the Agent such further information, certificates and documents as the Agent may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the

Agent and counsel for the Agent, this Agreement and all obligations of the Agent hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Agent. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Clifford Chance US LLP, counsel for the Agent, at 31 West 52nd Street, New York, New York 10019, Attn: Larry P. Medvinsky, on each such date as provided in this Agreement.

7. Indemnification and Contribution.

(a) Each of the Company and the Operating Partnership jointly and severally agrees to indemnify and hold harmless the Agent, the directors, officers, its affiliates, as such term is defined in Rule 501(b) under the Act (each, an “Affiliate”), selling agents of the Agent and each person who controls the Agent within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement as originally filed or in any amendment thereof, or in the Base Prospectus, the Prospectus Supplement, any Interim Prospectus Supplement, the Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to indemnify and hold harmless each such indemnified party, as incurred, against any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that this indemnity agreement shall not apply in any such case to the extent that any such loss, claim, damage or liability (or actions in respect thereof) or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Agent specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company and the Operating Partnership may otherwise have.

(b) The Agent agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Operating Partnership and each person who controls the Company within the meaning of either Section 15 of the Act or Section 20 the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to the Agent, but only with reference to written information relating to the Agent furnished to the Company by the Agent specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Agent may otherwise have.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless the indemnifying party is materially prejudiced as a result thereof and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Operating Partnership and the Agent agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, the Operating Partnership and the Agent may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and by the Agent on the other from the offering of the Shares; provided, however, that in no case shall the Agent be responsible for any amount in excess of the underwriting discount or commission, as the case may be, applicable to the Shares purchased by the Agent hereunder. If the allocation provided by the immediately preceding sentence is not permitted for any reason, the Company, the Operating Partnership and the Agent severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Operating Partnership on the one hand and of the Agent on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Operating Partnership shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Agent shall be deemed to be equal to the total underwriting discounts and commissions, in each case as determined by this Agreement or any applicable Terms Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Operating Partnership on the one hand or the Agent on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Operating Partnership and the Agent agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls the Agent within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Agent shall have the same rights to contribution as the Agent, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement, the Operating Partnership and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

8. Termination.

(a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through the Agent for the Company, then Section 4(s) shall remain in full force and effect, (ii) with respect to any pending sale, through the Agent for the Company, the obligations of the Company, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 8, 9, 10, 12, 14 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b) The Agent shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 8, 9, 10, 12, 14 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c) This Agreement shall automatically terminate on (i) the date on which all of the Shares have been sold pursuant to this Agreement and the Alternative Equity Distribution Agreements on a combined basis or (ii) April 2, 2018, except that the provisions of Sections 2, 5,

7, 8, 9, 10, 12, 14 and 15 of this Agreement shall remain in full force and effect notwithstanding such termination.

(d) This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a), (b) or (c) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 shall remain in full force and effect.

(e) Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(f) In the case of any purchase of Shares by the Agent pursuant to a Terms Agreement, the obligations of the Agent pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of the Agent, by notice given to the Company prior to the Time of Delivery relating to such Shares, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Agent, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

9. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Operating Partnership or their officers and of the Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Agent or the Company, the Operating Partnership or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares.

10. Notices. Except with respect to notices for Placements or purchases pursuant to a Terms Agreement (each as set forth in Sections 3(a)(i) and 3(b) hereof), all communications hereunder will be in writing and effective only on receipt, and, if sent to the Agent, will be mailed, delivered or telefaxed to Keefe, Bruyette & Woods, Inc., 787 Seventh Ave., 4th Floor, New York, New York 10019, or, if sent to the Company or the Operating Partnership shall be directed to them at 2450 Broadway, 6th Floor, Santa Monica, California 90404, facsimile: 310-407-7416 and 646-441-4701, Attention: Ronald M. Sanders.

11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder. No purchaser of Shares from the Agent or any Alternative Agent shall be deemed to be a successor by reason of such purchase.

12. No Fiduciary Duty. Each of the Company and the Operating Partnership hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Operating Partnership, on the one hand, and the Agent and any affiliate through which it may be acting, on the other, (b) the Agent is acting solely as sales agent and/or principal in connection with the purchase and sale of the Company’s securities and not as a fiduciary of the Company or the Operating Partnership and (c) the Company’s engagement of the Agent in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Operating Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Agent has advised or is currently advising the Company or the Operating Partnership on related or other matters). Each of the Company and the Operating Partnership agrees that it will not claim that the Agent has rendered advisory services of any nature or respect, or owes an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

13. Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and the Operating Partnership and the Agent with respect to the subject matter hereof.

14. Applicable Law. This Agreement and any Terms Agreement, and any claim, controversy or dispute relating to or arising out of this Agreement or any Terms Agreement, will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15. Waiver of Jury Trial. Each of the Company and the Operating Partnership hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

16. Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17. Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

18. Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii)the most recently filed Interim Prospectus Supplement (if any), (iv) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective under the Act.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Interim Prospectus Supplement” shall mean the prospectus supplement relating to the Shares prepared and filed pursuant to Rule 424(b) from time to time as provided by Section 4(a) of this Agreement.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement, including any documents incorporated by reference therein by the Act, and the most recently filed Interim Prospectus Supplement (if any).

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements, any documents incorporated by reference therein by the Act and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.

“Rule 153”, “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, “Rule 433” “Rule 456”, “Rule 457” and “Rule 462(b)” refer to such rules under the Act.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

Signature Pages Follow

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Operating Partnership and the Agent.

Very truly yours,

COLONY CAPITAL, INC.

By:	/s/ Ronald M. Sanders
	Name:	Ronald M. Sanders
	Title:	Chief Legal Officer

COLONY CAPITAL OPERATING COMPANY, LLC

By:	/s/ Ronald M. Sanders
	Name:	Ronald M. Sanders
	Title:	Chief Legal Officer

[Signature Page to Equity Distribution Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Jennifer Fuller
	Name:	Jennifer Fuller
	Title:	Managing Director

[Signature Page to Equity Distribution Agreement]

SCHEDULE I

Schedule of Free Writing Prospectuses included in the Disclosure Package

None.

Sch. I-1

ANNEX I

COLONY CAPITAL, INC.

Class A Common Stock

TERMS AGREEMENT

            , 20

KEEFE, BRUYETTE & WOODS, INC.

787 Seventh Ave., 4th Floor

New York, New York 10019

Ladies and Gentlemen:

Colony Capital, Inc. (the “Company”) proposes, subject to the terms and conditions stated herein and in the Equity Distribution Agreement, dated May 22, 2015 (the “Equity Distribution Agreement”), between the Company, Colony Capital Operating Company, LLC and Keefe, Bruyette & Woods, Inc. to issue and sell to Keefe, Bruyette & Woods, Inc. the securities specified in the Schedule I hereto (the “Purchased Shares”)

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by Keefe, Bruyette & Woods, Inc., as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement and the Time of Delivery, except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date of this Terms Agreement and the Time of Delivery in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares, in the form heretofore delivered to the Agent is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to Keefe, Bruyette & Woods, Inc. and the latter agrees to purchase from the Company the number of shares of the Purchased Shares at the time and place and at the purchase price set forth in the Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity

Annex I-1

Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between the Agent and the Company.

COLONY CAPITAL, INC.

By:
Name:
Title:

ACCEPTED as of the date first written above.

KEEFE, BRUYETTE & WOODS, INC.

By:
Name:
Title:

Annex I-2

Form of Schedule 1 to Terms Agreement

Schedule I to the Terms Agreement

Title of Purchased Shares:	Class A Common Stock, par value $0.01 per share

Number of Shares of Purchased Shares:

Price to Public:

Purchase Price by Keefe, Bruyette & Woods, Inc.:

Method of and Specified Funds for Payment of Purchase Price:	By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:	Free delivery of the Shares to the Agent’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:	The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery:

(1) The opinion referred to in Section 4(l).

(2) The opinion referred to in Section 4(m).

(3) The accountants’ letter referred to in Section 4(n).

(4) The officers’ certificates referred to in Section 4(k).

(5) Such other documents as the Agent shall reasonably request.

Annex I-3

ANNEX II

FORM OF OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 6(b)

(a) The Company has been duly incorporated and is validly existing as a corporation and is in good standing as of the date of the certificate specified in paragraph [●] of Schedule 1 attached hereto under the laws of the State of Maryland. The Company has the corporate power to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus. The Company is authorized to transact business as a foreign corporation in the respective states specified in an annex to the opinion as of the respective dates listed therein.

(b) Each Subsidiary of the Company (including the Operating Partnership) set forth on an annex to the opinion is validly existing as a limited liability company and is in in good standing as of the dates of the certificates specified in paragraphs [●], [●], [●] and [●] of Schedule 1 attached hereto under the laws of the jurisdiction of its incorporation, and has the limited liability company power to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Prospectus.

(c) The authorized capital stock of the Company is as set forth in the Registration Statement, the Disclosure Package and the Prospectus. To our knowledge, the Company has not issued any outstanding securities convertible into or exchangeable for, or outstanding options, warrants or other rights to purchase or subscribe for, any shares of stock or other securities of the Company, except as described in the Registration Statement, the Disclosure Package and the Prospectus. No holder of outstanding shares of capital stock of the Company has any statutory preemptive right under the MGCL or, to our knowledge, any contractual right to subscribe for any securities of the Company.

(d) The Equity Distribution Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

(e) The Operating Partnership Agreement has been duly authorized, executed and delivered by the Company.

(f) The Shares to be issued by the Company pursuant to the Equity Distribution Agreement have been duly authorized and, when issued in accordance with the provisions of the Equity Distribution Agreement, the Shares will be validly issued, fully paid and non-assessable.

(g) The Shares conform as to legal matters in all material respects to the description thereof set forth in the Registration Statement, the Disclosure Package and the Prospectus under the caption “Description of Common Stock.” The form of certificate evidencing the Shares complies in all material respects with the requirements of Section 8-203 of the Maryland General Corporation Law.

(h) Based solely upon our review of the information regarding the Company provided through the EDGAR System on the Commission’s website, the Registration Statement became

Annex II-1

effective under the Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or suspending or preventing the use of the Prospectus has been issued under the Act and no proceedings for that purpose have been instituted or threatened by the Commission. The required filings of the Prospectus pursuant to Rule 424(b) promulgated pursuant to the Act have been made in the manner and within the time period required by Rule 424(b).

(i) The Registration Statement, as of its most recent effective date, the Prospectus, as of its date and the date hereof, and the Disclosure Package, as of its date and the date hereof, (except for the financial statements and supporting schedules included therein, as to which we express no opinion) complied or comply as to form in all material respects with the requirements of the Act. The documents incorporated by reference in the Registration Statement, the Prospectus and the Disclosure Package (except for the financial statements and supporting schedules included therein, as to which we express no opinion), when they became effective or when filed with the Commission, as the case may be, complied as to form in all material respects with the requirements of the Exchange Act and the applicable rules and regulations thereunder.

(j) The information in the Registration Statement, the Disclosure Package and the Prospectus under “Description of Common Stock” and “Certain Provisions of Maryland Law and Our Charter and Bylaws,” and in Item 15 to Part II of the Registration Statement, to the extent that such information constitutes summaries of certain provisions of the documents referred to therein, has been reviewed by us and is accurate in all material respects, and insofar as such information constitutes summaries of matters of law or legal conclusions, has been reviewed by us and is accurate in all material respects.

(k) No approval or consent of, or registration or filing with, any federal government agency or any Maryland or Delaware governmental agency, as applicable, is required to be obtained or made other than such approvals, consents, registrations or filings that have already been obtained or made, by the Company (with respect to Maryland), the Operating Partnership (with respect to Delaware) under Applicable Federal Law or Applicable State Law in connection with the execution, delivery and performance on the date hereof by the Company of the Equity Distribution Agreement.

(l) The Company is not an “investment company” within the meaning of the 1940 Act.

(m) The execution and delivery by the Company of the Equity Distribution Agreement and the performance on the date hereof by the Company of their respective obligations under the Equity Distribution Agreement and the Transaction Documents, as applicable, do not (i) violate the Charter or Bylaws of the Company or the limited liability company agreement of each of the Agent, CFI RE Holdco, LLC, CFI CSFR Investor, LLC, the Operating Partnership or ColFin THL Mezz Holdco, LLC, as applicable, (ii) violate any provision of Applicable Federal Law or any provision of Applicable State Law or (iii) breach or constitute a default under any agreement or contract filed (or incorporated by reference) as an exhibit to the Registration Statement (except that we express no opinion with respect any matters that would require a mathematical calculation or a financial or accounting determination).

Annex II-2

(n) The execution and delivery by the Operating Partnership of the Equity Distribution Agreement and the performance on the date hereof by the Operating Partnership of its obligations under the Equity Distribution Agreement do not (i) violate the limited liability company agreement of the Operating Partnership, (ii) violate any provision of Applicable Federal Law or any provision of Applicable State Law or (iii) breach or constitute a default under any agreement or contract filed (or incorporated by reference) as an exhibit to the Registration Statement (except that we express no opinion with respect any matters that would require a mathematical calculation or a financial or accounting determination).

(o) Except as set forth in the Prospectus and pursuant to the Registration Rights Agreements, to our knowledge, there are no holders of any securities of the Company who, by reason of the execution, delivery or performance of the Equity Distribution Agreement on the date hereof by the Company, have the right to require the Company to register securities held by them under the Act.

(p) The Shares have been authorized for listing, subject to official notice of issuance, by the New York Stock Exchange.

Annex II-3

Negative Assurance Letter

Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, no facts have come to our attention that cause us to believe that:

(i) the Registration Statement, as of the date of the Equity Distribution Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii) the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(iii) the Disclosure Package, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(iv) there are any legal or governmental proceedings pending or threatened against the Company or the Operating Partnership that are required to be disclosed in the Registration Statement, the Disclosure Package, or the Prospectus, other than those disclosed therein;

provided that in making the foregoing statements, we do not express any belief with respect to the financial statements and supporting schedules and other financial or accounting information and data contained in or omitted from the Registration Statement, the Disclosure Package, or the Prospectus.

Annex II-4

FORM OF TAX OPINION OF COMPANY’S COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 6(b)

(a) the Company has been organized and has operated in conformity with the requirements for qualification and taxation as a REIT under the Code for each of its taxable years beginning with its taxable year ended December 31, 2009, and the Company’s current organization and proposed method of operation (as described in the Prospectus and the Management Representation Letters) will enable it to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2015 and future taxable years; and

(b) the portions of the discussion in the Prospectus under the caption U.S. Federal Income Tax Considerations” that describe applicable U.S. federal income tax law are correct in all material respects as of the date hereof.

Annex II-5